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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 1, 2021
Date of Report (Date of earliest event reported)
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Penumbra, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37557	05-0605598
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
One Penumbra Place
Alameda, CA 94502
(Address of principal executive offices, including zip code)

(510) 748-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par value $0.001 per share	PEN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported, on September 17, 2021, Penumbra, Inc. (“Penumbra”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Seychelles Merger Corporation, a Delaware corporation and wholly owned subsidiary of Penumbra (“Merger Sub”), Sixense Enterprises Inc., a Delaware corporation (“Sixense”), and a stockholders’ agent. The entry into the Merger Agreement and related matters were reported in a Current Report on Form 8-K filed by Penumbra with the Securities and Exchange Commission on September 22, 2021, which is incorporated herein by reference.

On October 1, 2021, the parties closed (the "Closing") the transactions contemplated by the Merger Agreement (the “Merger”). At the Closing, all outstanding shares of Sixense capital stock were cancelled in exchange for the right to receive an aggregate amount of 661,877 shares of Penumbra common stock, par value $0.001 per share (“Penumbra Common Stock”) (valued at $185.9 million in the aggregate based on the volume-weighted average price of a share of Penumbra Common Stock on the New York Stock Exchange for the five consecutive trading day period ending on September 15, 2021 of $280.88 per share (the “Specified Price”)), and cash in lieu of fractional shares, and Merger Sub merged with and into Sixense, which continued to exist as a wholly owned subsidiary of Penumbra. In addition, upon the Closing, all options to purchase Sixense capital stock were cancelled, with options held by continuing service providers exchanged for fully vested options to purchase an aggregate amount of 447,017 shares of Penumbra Common Stock (valued at $114.1 million in the aggregate based on the difference between the Specified Price and the exercise prices for such options). The shares of Penumbra Common Stock issued pursuant to the terms of the Merger Agreement were issued in reliance upon the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended, and the options to purchase shares of Penumbra Common Stock are registered on Penumbra's registration statement on Form S-8 (Registration No. 333-224000). The amount of consideration exchanged in connection with the Merger was based on the underlying value of Sixense’s assets.

Prior to the Merger, Penumbra and Sixense were partners with respect to MVI Health Inc. ("MVI"), a privately-held joint venture formed in 2017 for the purpose of exploring healthcare applications of virtual reality technology. Each of Penumbra and Sixense initially held 50% of the issued and outstanding equity of MVI. In August 2018, Penumbra purchased an additional 40% of the equity interest in MVI from Sixense for a cash purchase price of $20 million, plus $4.5 million of potential future payments relating to an anti-dilution provision in the Stock Transfer Agreement. In connection with the formation and development of MVI, Penumbra, Sixense and MVI entered into various commercial arrangements, including the provision of services and the licensing of technology by Sixense to MVI.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penumbra, Inc.

Date: October 7, 2021	By:	/s/ Maggie Yuen
Maggie Yuen
Chief Financial Officer